UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 26, 2004

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              OTHER EVENTS

As reported in Danaher’s Corporation’s Quarterly Reports on Form 10-Q for the quarters ended July 2, 2004 and October 1, 2004, respectively, in June 2004 a federal jury returned a liability finding against a subsidiary of the Company in a patent infringement action relating to sighting technology for infrared thermometers, finding that the subsidiary willfully infringed two patents and awarding the plaintiff approximately $8 million in damages.  On October 26, 2004, the judge entered an order trebling the awarded damages and requiring the subsidiary to pay plaintiff’s legal fees.  The Company believes it has meritorious grounds to seek reversal of the order and intends to vigorously pursue all available means to achieve reversal.  The purchase agreement pursuant to which the Company acquired the subsidiary in 2002 provides indemnification for the Company with respect to these matters and management does not expect these matters to have a material adverse effect on the Company’s consolidated results of operations or financial condition.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Patrick W. Allender
	Name:	Patrick W. Allender
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated:   October 27, 2004